      As filed with the Securities and Exchange Commission on May 2, 1997

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          CENTRAL GARDEN & PET COMPANY
               (Exact name of issuer as specified in its charter)

                   Delaware                                 68-0275553
          (State or other jurisdiction                   (I.R.S. employer
       of incorporation or organization)              identification number)

3697 Mt. Diablo Boulevard, Lafayette, California              94549
    (Address of principal executive offices)               (Zip Code)

                          CENTRAL GARDEN & PET COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                William E. Brown
                          Central Garden & Pet Company
            3697 Mt. Diablo Boulevard, Lafayette, California  94549
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (510) 283-4573

                                    Copy to:
                              John F. Seegal, Esq.
                         Orrick, Herrington & Sutcliffe
                               400 Sansome Street
                        San Francisco, California  94111

                        CALCULATION OF REGISTRATION FEE

================================================================================
Proposed              Proposed
Title of              Maximum          Maximum
Securities             Amount          Offering      Aggregate       Amount of
to be                  to be            Price         Offering      Registration
Registered           Registered       Per Share*       Price*           Fee*
--------------------------------------------------------------------------------
Common Stock       400,000 shares     $19.375        $7,750,000     $2,348.49
================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $19.375 per share, the average of the high and low prices for the Common Stock on April 28, 1997 as reported by NASDAQ.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Central Garden & Pet Company (the "Company") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Certificate of Incorporation provides that its directors will not be liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty, to the fullest extent permitted by law. This provision is intended to allow the Company's directors the benefit of the Delaware General Corporation law which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law or any transaction from which the director derived an improper personal benefit.

The Company has entered into separate indemnification agreements with each of the directors and executive officers, whereby the Company agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available at reasonable terms.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.    EXHIBITS

4.1   Central Garden & Pet Company Employee Stock Purchase Plan.

5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Independent Auditors' Consent.

23.2  Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.

ITEM 9.    UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California on the 30th day of April, 1997.

Central Garden & Pet Company
       (Registrant)


      /s/ William E. Brown
----------------------------------
       William E. Brown
     Chairman of the Board
  and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                            Title                 Date

Principal Executive Officer:


  /s/ William E. Brown               Chairman of the        April 30, 1997
 -------------------------------     Board and Chief
      William E. Brown               Executive Officer


Principal Financial Officer and
Accounting Officer:


  /s/ Robert B. Jones                Vice President and     April 30, 1997
 ------------------------------      Chief Financial
      Robert B. Jones                Officer

Directors:


  /s/ William E. Brown
 ---------------------------     Director             April 30, 1997
      William E. Brown


---------------------------      Director             ________, 1997
     Lee D. Hines, Jr.


  /s/ Daniel Hogan
 ---------------------------     Director             April 30, 1997
      Daniel Hogan


  /s/ Glenn W. Novotny
 ----------------------------    Director             April 30, 1997
      Glenn W. Novotny


A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX

4.1   Central Garden & Pet Company Employee Stock Purchase Plan.

5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Independent Auditors' Consent.

23.2  Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.